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[MOORE STEPHENS FROST LETTERHEAD]

                                                   425 West Capital, Suite 3300
                                                    Little Rock, Arkansas 72201
                                                    501 376 9241 o 800 766 9241
                                                               Fax 501 376 6256
                                                                www.msfrost.com


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
DAC Technologies Group International, Inc.:

We consent to the inclusion of our report dated February 18, 2004, with respect to the consolidated balance sheets of DAC Technologies Group International, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period then ended, which report has been included in the Form 10KSB of DAC Technologies Group International, Inc.


                                                       /s/ Moore Stephens Frost
                                                       ------------------------
                                                           Moore Stephens Frost


Little Rock, Arkansas
March 29, 2004


An independently owned and operated member of Moore Stephens North America, Inc.
- members in principal cities throughout North America
Moore Stephens North America, Inc., is a member of Moore Stephens International Limited - members in principal cities throughout the world